United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to Rule 14a-12

PROVENTION BIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Provention Bio, Inc.

P.O. Box 666

Oldwick, New Jersey 08858

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

To be held on July 15, 2020

On June 30, 2020, Provention Bio, Inc. (the “Company”) issued the following press release related to a change to the format of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 15, 2020 to a virtual-only meeting format. This press release is being filed as definitive additional proxy solicitation material with the Securities and Exchange Commission on June 30, 2020 and should be read in conjunction with the original proxy statement dated June 4, 2020.

Provention Bio Announces Change to a Virtual Meeting Format for the 2020 Annual Meeting of the Stockholders

OLDWICK, NJ, June 30, 2020 /PRNewswire/ – Provention Bio, Inc., (Nasdaq: PRVB), a biopharmaceutical company dedicated to intercepting and preventing immune-mediated diseases, announced today a change in the format of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) from in-person to a virtual-only meeting format due to the continuing public health impact of COVID-19 and to support the health and safety of the Company’s stockholders and attendees. As previously announced, the Annual Meeting will be held on Wednesday, July 15 at 9:00 a.m. Eastern Standard Time (“EST”).

If you were a stockholder of record at the close of business on May 22, 2020, the Company’s record date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting at www.virtualshareholdermeeting.com/PRVB2020.

A summary of the information you need to attend the Annual Meeting is provided below:

●	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, will be posted at www.virtualshareholdermeeting.com/PRVB2020;

●	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/PRVB2020 on the day of the Annual Meeting;

●	Stockholders may vote and submit questions on the day of and while attending the Annual Meeting via the Internet;

●	You will need your 16-Digit Control Number (provided to you in your proxy materials) to enter the Annual Meeting; and

●	The proxy materials for the Annual Meeting are available at www.proxyvote.com.

We encourage you to access the Annual Meeting 10 minutes prior to the start time. Online check-in will begin at 8:50 a.m. EST. We will have technicians ready to assist you with any technical difficulties before the virtual Annual Meeting begins on the day of the Annual Meeting at www.virtualshareholdermeeting.com/PRVB2020.

About Provention Bio, Inc.

Provention Bio, Inc. (Nasdaq: PRVB) is a biopharmaceutical company leveraging a transformational drug development strategy focused on the prevention or interception of immune-mediated disease. Provention’s mission is to source, transform and develop therapeutic candidates targeting the high morbidity, mortality and escalating costs of autoimmune diseases. Provention’s diversified portfolio includes teplizumab, a pre-commercial-stage candidate that has been shown to delay the onset of insulin-dependent type 1 diabetes (T1D) in at-risk patients during the presymptomatic phase of the disease. The Company’s portfolio includes additional clinical product development candidates that have demonstrated proof-of-mechanism and/or proof-of-concept in other autoimmune diseases, including celiac disease and lupus.

Investor Contact:

Sam Martin, Argot Partners

Sam@argotpartners.com

212-600-1902

Media:

Lori Rosen, LDR Communications

lori@ldrcommunications.com

917-553-6808